Exhibit 11.


                               MOBIL CORPORATION
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                  (In millions, except for per-share amounts;
                        number of shares in thousands)



                                                            For the Three Months
                                                             Ended September 30
                                                             ___________________

                                                               1997      1998
                                                             ________  ________


Net Income .................................................. $   892   $   509
Less: dividends on preferred stock ..........................      13        13
                                                              -------   -------
Adjusted net income applicable to common shares ............. $   879   $   496
                                                              =======   =======
Weighted average number of basic common shares outstanding .. 785,798   780,708*
                                                              =======   =======
Net income per common share ................................. $  1.12   $  0.64
                                                              =======   =======


Net Income .................................................. $   892   $   509
Less: additional contribution to ESOP .......................       2         1
Less: Stock Appreciation Rights compensation
        (expense) income ....................................      (2)        -
                                                              -------   -------
Adjusted net income applicable to common shares ............. $   892   $   508
                                                              =======   =======
Weighted average number of basic common shares outstanding .. 785,798   780,708*
Issuable on assumed exercise of stock options ...............  12,978    10,954
Assumed conversion of preferred stock .......................  17,254    16,733
                                                              -------   -------
     Total .................................................. 816,030   808,395*
                                                              =======   =======

Net income per common share -- assuming dilution ............ $  1.09   $  0.63
                                                              =======   =======


___________
*Excludes 7,383,110 outstanding shares held by a benefit plan trust on September 30, 1998 that are accounted for in a manner similar to treasury stock due to a required change in accounting for shares held by such a trust on and after that date.








MOBIL                              - 24 -

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                           Exhibit 11. (concluded)


                               MOBIL CORPORATION
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                 (In millions, except for per-share amounts;
                        number of shares in thousands)

                                                             For the Nine Months
                                                             Ended September 30,
                                                             -------------------


                                                                  1997     1998
                                                              -------- --------

  Net income .................................................$  2,568 $  1,856
  Less dividends on preferred stock ..........................      39       38
                                                              -------- --------
  Adjusted net income applicable to common shares ............$  2,529 $  1,818
                                                              ======== ========
  Weighted average number of basic common shares outstanding . 786,975  781,461*
                                                              ======== ========

  Net income per common share ................................$   3.21 $   2.33
                                                              ======== ========



  Net Income .................................................$  2,568 $  1,856
  Less: additional contribution to ESOP ......................       6        4
  Less: Stock Appreciation Rights compensation
          (expense) income ...................................      (5)       4
                                                              -------- --------
  Adjusted net income applicable to common shares ............$  2,567 $  1,848
                                                              ======== ========
  Weighted average number of basic common shares outstanding . 786,975  781,461*
  Issuable on assumed exercise of stock options ..............  11,430   11,390
  Assumed conversion of preferred stock.......................  17,376   16,863
                                                              -------- --------
     Total ................................................... 815,781  809,714*
                                                              ======== ========

  Net income per common share -- assuming dilution ...........$   3.15 $   2.28
                                                              ======== ========








___________
*Excludes 7,383,110 outstanding shares held by a benefit plan trust on September
 30, 1998 that are accounted for in a manner similar to treasury stock due to a required change in accounting for shares held by such a trust on and after that date.














MOBIL                                - 25 -

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